SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 1999


Commission File Number: 0-7914

                        BASIC EARTH SCIENCE SYSTEMS, INC.
                        ---------------------------------
              (Exact name of registrant as specified in its charter)

            Delaware                                             84-0592823
            --------                                             ----------
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

     8547 E. Arapahoe Rd. #J-464
     Greenwood Village, Colorado                                    80112
     ---------------------------                                    -----
(Address of principal executive offices)                          (Zip Code)

                                 (303) 773-8000
                                 --------------
                   (Registrant telephone including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or such shorter period the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                                Yes ( X ) No ( )

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practical date.

                            Common Stock: 16,530,487
                            ------------------------

                         INFORMATION INCLUDED IN REPORT

Item 5 Other Events

On September 20, 1999, Basic Earth Science Systems, Inc. (Basic or the Company) received the resignation of Mr. G.W. Breuer from the Company's board of directors, effective September 1, 1999. In his resignation letter, Mr. Breuer did not convey any dispute with the Company or with the remaining board of directors.

In a previous Form 8-K, dated August 31, 1999, the Company reported that Mr. Breuer, along with his wife, sold all of their directly controlled Basic common stock, comprising 3,765,272 shares, approximately 22.8% of the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        BASIC EARTH SCIENCE SYSTEMS, INC.



Date: September 22, 1999                By: /s/ Ray Singleton
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                                        Ray Singleton, President